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                                 EXHIBIT 3 (b)

                           FORM OF SELLING AGREEMENT
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                                                                        SELIGMAN

                    CANADA LIFE INSURANCE COMPANY OF AMERICA

                          A wholly-owned subsidiary of
                       The Canada Life Assurance Company
                             Annuity Service Office
                             6201 Powers Ferry Road
                             Atlanta, Georgia 30339
                                 (800) 333-2542

                               SELLING AGREEMENT

         AGREEMENT by and between Canada Life Insurance Company of America (CLICA), a Michigan Corporation, a wholly- owned subsidiary of The Canada Life Assurance Company of Canada; Canada Life of America Financial Services, Inc. (CLAFS), a registered broker-dealer with the Securities and Exchange Commission under the Securities Act of 1934 (the 1934 Act), and a member of the National Association of Securities Dealers, Inc. (NASD) and Seligman Financial Services Inc. (Seligman Financial) also a registered broker-dealer and member of the NASD;

________________________________________________________________________________

________________________________________________________________________________

(Selling Broker-Dealer), also a registered broker-dealer and member of the NASD; and

________________________________________________________________________________

________________________________________________________________________________

(General Agent).

                                I.  INTRODUCTION

         WHEREAS, CLICA has issued certain annuity contracts, and these Contracts are registered under the Securities Act of 1933 (the 1933 Act) and the Investment Company Act of 1940 (the "1940 Act") (Contracts or Contracts collectively); and

         WHEREAS, CLICA has authorized CLAFS as principal underwriter and Seligman Financial as promotional agent to enter into agreements, subject to the consent of CLICA, with Selling Broker-Dealers and General Agents for the distribution of the Contracts; and

         WHEREAS, CLICA and CLAFS have entered into a Promotional Agent Distribution Agreement with Seligman Financial that Seligman Financial shall secure duly qualified Selling Broker-Dealers and General Agents to contract with CLICA and CLAFS for the distribution of the Contracts, refer these Selling Broker-Dealers and General Agents to contract with CLICA and CLAFS for the distribution of the Contracts, refer these Selling Broker-Dealers and General Agents to CLICA for information in obtaining licenses, registrations and appointments to enable the registered representatives and producers of these Selling Broker-Dealers and General Agents to sell the Contracts, and provide educational meetings to familiarize these Selling Broker-Dealers and General Agents and their registered representatives and producers with the provisions and features of the Contracts; and

         WHEREAS, Selling Broker-Dealer and General Agent wish to participate in the distribution of the Contracts;
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         NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

                                II.  APPOINTMENT

         Subject to the terms and conditions of this Agreement, CLICA and CLAFS hereby appoint ____________________ as Selling Broker-Dealer and ____________________ as General Agent for the solicitation of applications for the purchase of the Contracts, and Selling Broker-Dealer and General Agent accept such appointment.

                  III.  AUTHORITY AND DUTIES OF GENERAL AGENT

A.  LICENSING AND APPOINTMENT OF PRODUCERS

         General Agent is authorized to appoint producers to solicit sales of the Contracts. General Agent warrants that all producers appointed by General Agent pursuant to this Agreement shall not solicit nor aid, directly or indirectly, in the solicitation of any application for any Contract until that producer is fully licensed under the applicable insurance laws and, in connection with securities regulated Contracts, is a fully registered representative of Selling Broker-Dealer. General Agent shall prepare and transmit the appropriate licensing and appointment forms to CLICA. General Agent shall pay all fees to state insurance regulatory authorities in connection with the initial CLICA appointment of producers who already possess necessary insurance licenses shall be paid by CLICA. Any renewal license fees due after the initial appointment shall be paid by CLICA, if there has been any "production" during the period between the initial appointment and the current renewal, or between the last previous renewal and current renewal; otherwise, renewal fees shall be paid by General Agent. "Production" is defined as either a new issued Contract or an additional purchase payment on a previously issued Contract. General Agent shall periodically provide CLICA with a list of all producers appointed by General Agent and the jurisdictions where such producers are licensed to solicit sales of the contracts. CLICA shall periodically provide General Agent with a list which shows: 1) the jurisdictions where CLICA is authorized to do business; and 2) any limitations on the availability of the Contracts in any of such jurisdictions. General Agent agrees to fulfill all requirements set forth in the General Letter of Recommendation attached as Exhibit A in conjunction with the submission of licensing and appointment papers for all applicants as producers submitted by General Agent.

B.  REJECTION OF PRODUCER

         CLAFS, or CLICA may, by written notice to General Agent, refuse to permit any producer the right to solicit applications for the sale of any of the Contracts, require General Agent to cause any producer to cease such solicitations or sales and cancel the appointment of any producer.

C.  SUPERVISION OF PRODUCERS

         General Agent shall supervise any producers appointed pursuant to this Agreement to solicit sales of the Contracts and bear responsibility for all acts and omissions of each producer. General Agent shall comply with and exercise all responsibilities required by applicable federal and state law and regulations. General Agent shall not be responsible for those supervisory responsibilities belonging to Selling Broker-Dealer under applicable securities laws which include, but are not limited to, supervising and training producers in their capacity as registered representatives. Nothing contained in this Agreement or otherwise shall be deemed to make any producer appointed by General Agent an employee or agent of CLICA, CLAFS or Seligman Financial. If the act or omission of a producer or any other employee of General Agent is the proximate cause of any claim, damage or liability (including reasonable attorneys' fees) to CLICA, CLAFS or Seligman Financial, General Agent shall be responsible and liable therefor.





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         Before a producer is permitted to sell the Contracts, General Agent,
Selling Broker-Dealer and producer shall have entered into a written agreement pursuant to which: 1) producer is appointed a producer of General Agent and a registered representative of Selling Broker-Dealer; 2) producer agrees that his or her selling activities relating to securities regulated contracts shall be under the supervision and control of Selling Broker-Dealer and his or her selling activities relating to insurance regulated Contracts shall be under the supervision and control of General Agent; and 3) that producer's right to continue to sell such Contracts is subject to his or her continued compliance with such agreement and any procedures, rules or regulations implemented by Selling Broker-Dealer or General Agent.

               IV.  AUTHORITY AND DUTIES OF SELLING BROKER-DEALER

A.  SUPERVISION OF REGISTERED REPRESENTATIVES

         Selling Broker-Dealer agrees that it has full responsibility for the training and supervision of all persons, including producers of General Agent, associated with Selling Broker-Dealer who are engaged directly or indirectly in the offer or sale of securities regulated Contracts. All such persons shall be subject to the control of Selling Broker-Dealer with respect to their securities regulated activities. Broker-Dealer shall: 1) train and supervise producers, in their capacity as registered representatives, in the sale of securities regulated Contracts; 2) use its best efforts to cause such producers to qualify under applicable federal and state laws to engage in the sale of securities regulated Contracts when required; 3) provide CLICA and CLAFS, to their satisfaction, with evidence of producers' qualifications to sell securities regulated Contracts; and 4) notify CLICA if any of such producers ceases to be a registered representative of Selling Broker-Dealer. Selling Broker-Dealer agrees that a producer must be a registered representative of Selling Broker-Dealer before engaging in the solicitation of any securities regulated Contracts and have entered into the written agreement more fully described in Section III, Paragraph C. CLICA and CLAFS shall not have any responsibility for the supervision of any registered representative or any other employee or affiliate of Selling Broker-Dealer. If the act or omission of a registered representative or any other employee or affiliate of Selling Broker-Dealer is the proximate cause of any claim, damage or liability (including reasonable attorneys' fees) to CLICA, CLAFS or Seligman Financial, Selling Broker-Dealer shall be responsible and liable therefore.

         Selling Broker-Dealer shall fully comply with the requirements of the National Association of Securities Dealers, Inc. and of the Securities Exchange Act of 1934 and all other applicable federal or state laws. Selling Broker-Dealer shall establish such rules and procedures as may be necessary to cause diligent supervision of the securities activities of the producers. Upon request by CLICA or CLAFS, Broker-Dealer shall furnish such records as may be necessary to establish diligent supervision.

                   V.  AUTHORITY AND DUTIES OF GENERAL AGENT
                           AND SELLING BROKER-DEALER

A.  CONTRACTS

The securities and insurance regulated Contracts issued by CLICA to which this Agreement applies are listed in Schedule I which may be amended from time to time by CLICA. CLICA, in its sole discretion, with prior or concurrent written notice to Selling Broker-Dealer and General Agent, may suspend distribution of any Contracts. CLICA also has the right to amend any Contracts at any time.

B.  SECURING APPLICATION

         Each application for a Contract shall be made on an application form provided by CLICA, and all payments collected by Selling Broker-Dealer, General Agent or any registered representative and producer shall be remitted promptly in full, together with such application form and any other required documentation, directly to CLICA at the address indicated on such application or to such other address as may be designated. Selling Broker-Dealer and General Agent





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shall review all such applications for completeness.  Check or money order in payment of such Contracts should be made payable to the order of "Canada Life Insurance Company of America". All applications are subject to acceptance or rejection by CLICA in its sole discretion.

C.  RECEIPT OF MONEY

         All money payable in connection with any of the Contracts, whether as premium, purchase payment or otherwise and whether paid by or on behalf of any contract owner or anyone else having an interest in the Contracts, is the property of CLICA and shall be transmitted immediately in accordance with the administrative procedures of CLICA without any deduction or offset for any reason including, but not limited to, any deduction or offset for compensation claimed by Selling Broker-Dealer or General Agent, unless there has been a prior arrangement for net wire transmissions between CLICA and Selling Broker-Dealer or General Agent.

D.  NOTICE OF PRODUCER'S NONCOMPLIANCE

         Selling Broker-Dealer shall notify CLAFS and General Agent in the event a producer fails or refuses to submit to the supervision of Selling Broker-Dealer or General Agent in accordance with this Agreement, the agreement between Selling Broker-Dealer, General Agent and producer referred to in
Section III, Paragraph C and Section IV, Paragraph A, or otherwise fails to meet the rules and standards imposed by Selling Broker-Dealer or its registered representatives or General Agent or its producers. Selling Broker-Dealer or General Agent shall also immediately notify such producer that he or she is no longer authorized to sell the Contracts, and both Selling Broker-Dealer and General Agent shall take whatever additional action may be necessary to terminate the sales activities of such producer relating to the Contracts.

E.  SALES PROMOTION, ADVERTISING AND PROSPECTUSES

         No sales promotion materials, circulars, documents or any advertising relating to any of the Contracts shall be used by Selling Broker-Dealer, General Agent or any producers unless the specific item has been approved in writing by CLAFS and CLICA prior to use. Selling Broker-Dealer shall be provided by Seligman Financial, without any expense to Selling Broker-Dealer, with prospectuses and other material determined to be necessary for use relating to securities regulated Contracts. Nothing in these provisions shall prohibit Selling Broker-Dealer or General Agent from advertising life insurance and annuities on a generic basis.

                               VI.  COMPENSATION

A.  COMMISSIONS AND FEES

         Commissions and fees payable to Selling Broker-Dealer or General Agent in connection with the securities regulated Contracts shall be paid on behalf of CLAFS by CLICA to Selling Broker-Dealer or General Agent, or as otherwise directed or required by law. Commissions and fees payable to Selling Broker-Dealer, General Agent or producer in connection with the insurance regulated Contracts shall be paid by CLICA to Selling Broker-Dealer or General Agent, or as otherwise directed or required by law. Selling Broker-Dealer or General Agent, as applicable, shall pay producer. CLAFS will provide Selling Broker-Dealer and General Agent with a copy of CLICA's current Schedule I. Unless otherwise provided in Schedule I, commissions will be paid as a percentage of premiums or purchase payments (collectively, Payments) received in cash or other legal tender and accepted by CLICA on applications obtained by the various producers appointed by General Agent hereunder. Upon termination of this Agreement, all compensation to the Selling Broker-Dealer and General Agent hereunder shall cease. However, Selling Broker-Dealer and General Agent shall be entitled to receive compensation for all new and additional premium payments which are in process at the time of termination, and shall continue to be liable for any chargebacks pursuant to the provisions of said Contracts, Commissions and Fee Schedule, or for any other amounts advanced by or otherwise due CLAFS or CLICA hereunder.





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B.  TIME OF PAYMENT

         CLICA will pay any commissions due General Agent hereunder no later than within fifteen (15) days after the end of the calendar month in which Payments upon which such commission is based are accepted by CLICA. Any commission payable by CLICA based upon Account Value (defined as The sum of the Variable Account Value and the Fixed Account Value) will be paid on or about the date of the policy anniversary.

C.  AMENDMENT OF SCHEDULES

         CLAFS, CLICA and Seligman Financial may, upon at least ten (10) days' prior written notice to Selling Broker- Dealer and General Agent, change the Contracts, Commissions and Fee Schedule by written amendment of such Schedule. Any such change shall apply to compensation due on applications received by CLICA after the effective date of such notice.

D.  PROHIBITION AGAINST REBATES

         CLAFS or CLICA may terminate this Agreement if Selling Broker-Dealer, General Agent or any producer of General Agent rebates, offers to rebate or withholds any part of any Payments on the Contracts. If Selling Broker-Dealer, General Agent or any producer of General Agent shall at any time induce or endeavor to induce any owner of any Contract issued hereunder to discontinue payments or to relinquish any such Contract, except under circumstances where there is reasonable grounds for believing the Contract is not suitable for such person, any and all compensation due Selling Broker-Dealer or General Agent hereunder shall cease and terminate.

E.  INDEBTEDNESS AND RIGHT OF SET OFF

         Nothing contained in this Agreement shall be construed as giving Selling Broker-Dealer or General Agent the right to issue any indebtedness on behalf of CLICA, CLAFS or Seligman Financial. Selling Broker-Dealer and General Agent hereby authorize CLICA as agent of CLAFS to set off liabilities of Selling Broker-Dealer and General Agent to CLICA, CLAFS or Seligman Financial against any and all amounts otherwise payable to Selling Broker-Dealer or General Agent.

                            VII.  GENERAL PROVISIONS

A.  WAIVER

         Failure of any party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed to be, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

B.  LIMITATIONS

         No party other than CLICA shall have the authority to: 1) make, alter, or discharge any Contract issued by CLICA; 2) waive any forfeiture or extend the time of making any Payments; or 3) enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of CLICA. No party other than CLAFS and Seligman Financial, respectively, shall have the authority to: 1) alter the forms or substitute other forms in place of those prescribed by CLAFS or Seligman Financial; or 2) enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of CLAFS or Seligman Financial.





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

C.  FIDELITY BOND AND OTHER LIABILITY COVERAGE

         Selling Broker-Dealer and General Agent hereby assign any proceeds received from a fidelity bonding company, error and omissions or other liability coverage to CLICA, CLAFS or Seligman Financial, to the extent of their loss due to activities covered by the bond, policy or other liability coverage. If there is any deficiency amount, whether due to a deductible or otherwise, Selling Broker-Dealer or General Agent shall promptly pay such amount on demand. Selling Broker-Dealer and General Agent hereby indemnify and hold harmless CLICA, CLAFS and Seligman Financial from any such deficiency and from the costs of collection thereof (including reasonable attorneys' fees).

D.  BINDING EFFECT

         This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns provided that neither Selling Broker-Dealer nor General Agent may assign this Agreement or any rights or obligations hereunder without the prior written consent of CLICA and CLAFS.

E.  REGULATIONS

         All parties agree to observe and comply with the existing laws and rules or regulations of applicable local, state, or federal regulatory authorities and with those which may be enacted or adopted during the term of this Agreement regulating the business contemplated hereby in any jurisdiction in which the business described herein is to be transacted. Selling Broker-Dealer and General Agent shall promptly furnish to CLICA and CLAFS or their agent, any reports and information which the other party may reasonably request for the purpose of meeting their reporting and recordkeeping requirements under the insurance laws of any state, and under federal and state securities laws and rules of the NASD.

F.  INDEMNIFICATION

         1) CLAFS agrees to indemnify and hold harmless Selling Broker-Dealer and General Agent, their officers, directors and employees, against any and all losses, claims, damages or liabilities to which they may become subject under the 1933 Act, the 1934 Act, or other federal or state statutory law or regulations, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in the registration statement for the Contracts or any prospectus included as a part thereof, as from time to time amended and supplemented. Seligman Financial agrees to indemnify and hold harmless Selling Broker-Dealer and General Agent, their officers, directors and employees, against any and all losses, claims, damages or liabilities to which they may become subject under the 1933 Act, 1934 Act, or other federal or state statutory law or regulations, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in the registration statement for the shares of Seligman Portfolios Inc., (the "Fund") filed pursuant to the 1933 Act or any prospectus included as part thereof, as from time to time amended and supplemented.

         2) Selling Broker-Dealer and General Agent agree to indemnify and hold harmless CLAFS, CLICA and Seligman Financial, their affiliates and their officers, directors and employees, against any and all losses, claims, damages or liabilities to which they may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: a) any oral or written misrepresentation by Selling Broker-Dealer or General Agent or their officers, directors, employees or agents unless such misrepresentation is contained in the registration statement for the Contracts or Fund Shares, any prospectus included as a part thereof, as from time to time amended and supplemented, or any advertisement or sales literature approved in writing by CLICA and CLAFS pursuant to Section V, Paragraph E,





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of this Agreement, or b) the failure of Selling Broker-Dealer or General Agent or their officers, directors, employees or agents to comply with any applicable provisions of this Agreement.

G.  NOTICES

         All notices or communications shall be sent to the address shown in this Agreement or to such other address as the party may request, by giving written notice to the other parties.

H.  GOVERNING LAW

         This Agreement shall be construed in accordance with and governed by the laws of the State of Georgia.

I.  AMENDMENT OF AGREEMENT

         CLICA reserves the right to amend this Agreement in writing at any time. The submission of an application for the Contracts by Selling Broker-Dealer or General Agent five or more business days after notice of any such amendment has been sent to the other parties shall constitute agreement to such amendment.

J.  GENERAL AGENT AS BROKER-DEALER

         If Selling Broker-Dealer and General Agent are the same person or legal entity, such person or legal entity shall have the rights and obligations hereunder of both Selling Broker-Dealer and General Agent and this Agreement shall be binding and enforceable by and against such person or legal entity in both capacities.

K.  COMPLAINTS AND INVESTIGATIONS

         General Agent, Selling Broker-Dealer, CLICA, CLAFS and Seligman Financial agree to cooperate fully in the event of any regulatory investigation, inquiry or proceeding, judicial proceeding or customer complaint involving the Contracts. In furtherance of the foregoing: 1) each party will notify all other parties of any such investigation, inquiry, proceeding or complaint involving the Contracts or affecting the ability of a party to perform pursuant to this Agreement within 10 days of obtaining knowledge of the same; and 2) in the case of a customer complaint, the involved parties will consult with each other prior to sending any written response with respect to such complaint.

L.  TERMINATION

         This Agreement may be terminated, without cause, by any party upon thirty (30) days' prior written notice; and may be terminated, for cause, by any party immediately; and shall be terminated if CLAFS and Seligman Financial or Selling Broker-Dealer shall cease to be a registered broker-dealer under the Securities Exchange Act of 1934 and a member of the NASD.

M.  ADDRESS FOR NOTICES

         Address For Canada Life Insurance Company of America and
            Canada Life of America Financial Services, Inc.
            6201 Powers Ferry Road, N.W.
            Atlanta, Georgia 30339

         Address for Seligman Financial
            100 Park Avenue
            New York, New York 10017





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Address For Selling Broker-Dealer         Address for General Agent
_________________________________         ________________________________
_________________________________         ________________________________
_________________________________         ________________________________
         This Agreement shall be effective upon execution by General Agent and Selling Broker-Dealer, and delivery of the Agreement to CLICA or CLAFS.
Dated: _________________

Canada Life of America Financial       Canada Life Insurance Company of America
Services, Inc.

By: /s/ Frank D' Ambra III, President  By: /s/ D. Allen Loney, President
    ----------------------                 ------------------
    Frank D' Ambra III                     D. Allen Loney

Seligman Financial Services, Inc.

By: /s/ Stephen J. Hodgdon, President
    ----------------------
    Stephen J. Hodgdon

_______________________________ - General Agent, Please Print

By:  __________________________ - Name and Title _________________________
         Please Print                                       Signature
_______________________________ - Selling Broker-Dealer, Please Print

By:  __________________________ - Name and Title _________________________
         Please Print                                       Signature
PLEASE COMPLETE THE FOLLOWING:

1. CLICA IS DIRECTED TO MAIL ISSUED POLICIES TO ____________________ (SELECT ONE POLICYOWNER, BROKER OR HOME OFFICE.) (IMPORTANT NOTE: IF NOT COMPLETED, CLICA WILL AUTOMATICALLY SEND ISSUED POLICIES TO THE POLICYOWNER.)
2. WE DO/DO NOT (SELECT ONE) WANT TO ALLOW OUR BROKERS THE OPPORTUNITY TO SELECT COMMISSION OPTIONS ON A CASE BY CASE BASIS. (IMPORTANT NOTE: PLEASE MARK ALL OPTIONS, BELOW, IF YOU WILL ALLOW THIS OPPORTUNITY. IF THIS QUESTION ISN'T ANSWERED BUT ALL BOXES BELOW ARE CHECKED, OR IF THIS QUESTION IS ANSWERED IN THE AFFIRMATIVE BUT ALL BOXES BELOW ARE NOT CHECKED, CLICA WILL STILL ALLOW THE CASE BY CASE SELECTION. IF THIS QUESTION IS NOT ANSWERED AND ONLY ONE OPTION BELOW, IS SELECTED, THEN CLICA WILL NOT ALLOW THE CASE BY CASE SELECTION.)
COMMISSION SCHEDULE SELECTION: DEFAULT TO "A1" IF NONE SELECTED. A1, B1 & C1 ARE FOR ISSUE AGES 0-80; A2 & B2 FOR ISSUE AGES 81-86. SEE SCHEDULE I FOR COMMISSION AT ISSUE AGES 86-90 AND ADDITIONAL PREMIUMS AFTER AGE 86.
__________ OPTION A1 - 5.0% OF PREMIUM PLUS 0.25% ANNUAL TRAIL BASED ON
                       POLICY VALUE AS CALCULATED
                       ON POLICY ANNIVERSARY, TRAIL INCREASING TO 0.40%
                       AFTER SURRENDER PERIOD.
__________ OPTION B1 - 6.5% OF PREMIUM, NO TRAIL.
__________ OPTION C  - 2.0% OF PREMIUM PLUS 0.75% ANNUAL TRAIL BASED ON
                       POLICY VALUE AS CALCULATED
                       ON POLICY ANNIVERSARY.
__________ OPTION A2 - 2.25% OF PREMIUM PLUS 0.25% ANNUAL TRAIL, AS
                       CALCULATED IN A1.
__________ OPTION B2 - 3.0% OF PREMIUM, NO TRAIL.





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                                   EXHIBIT A

                        GENERAL LETTER OF RECOMMENDATION

         General Agent hereby certifies to Canada Life Insurance Company of America (CLICA) that all of the following requirements will be fulfilled in conjunction with the submission of licensing/appointment papers for all applicants as producers submitted by General Agent. General Agent will, upon request, forward proof of compliance with the same to CLICA in a timely manner.

1. We have made a thorough and diligent inquiry and investigation relative to each applicant's identity, residence and business reputation and declare that each applicant is personally known to us, has been examined by us, is known to be of good moral character, has a good business reputation, is reliable, is financially responsible and is worthy of a license. Each individual is trustworthy, competent and qualified to act as an agent for CLICA to hold himself out in good faith to the general public. We vouch for each applicant.

2. We have on file a U-4 Form which was completed by each applicant. We have fulfilled all the necessary investigative requirements for the registration of each applicant as a registered representative through our NASD member firm, and each applicant is presently registered as an NASD registered representative.

         The above information in our files indicates no fact or condition which would disqualify the applicant from receiving a license and all the findings of all investigative information is favorable.

3. We certify that all educational requirements have been met for the specific state in which each applicant is requesting a license, and that all such persons have fulfilled the appropriate examination, education and training requirements.

4. If the applicant is required to submit his or her picture and signature in the state in which he or she is applying for a license, we certify that those items forwarded to CLICA are those of the applicant.

5. We hereby warrant that the applicant is not applying for a license with CLICA in order to place insurance chiefly and solely on his or her life or property, lives or property of his or her relatives, or property or liability of his or her associates.

6. We certify that each applicant will receive close and adequate supervision, and that we will make inspection when needed of any or all risks written by these applicants, to the end that the insurance interest of the public will be properly protected.

7. We will not permit any applicant to transact insurance as an agent until duly licensed therefor. No applicants have been given a contract or furnished supplies, nor have any applicants been permitted to write, solicit business, or act as an agent in any capacity, and they will not be so permitted until the certificate of authority or license applied for is received.

8. We certify that General Agent, Selling Broker-Dealer and applicant shall have entered into a written agreement pursuant to which a) applicant is appointed a producer of General Agent and a registered representative of Selling Broker-Dealer; b) applicant agrees that his or her selling activities relating to securities regulated contracts shall be under the supervision and control of Selling Broker-Dealer and his or her selling activities relating to insurance regulated Contracts shall be under the supervision and control of General Agent; and c) that applicant's right to continue to sell such Contracts is subject to his or her continued compliance with such agreement and any procedures, rules or regulations implemented by Selling Broker-Dealer or General Agent.

                     SCHEDULE I - STATEMENT OF COMPENSATION
                             As of February 1, 1997

Subject to the terms and conditions of this Agreement, CLAFS will pay to Selling Firm compensation based upon the premiums and purchase payments received from such Selling Firm, in accordance with applicable law, in the percentages shown below, for CLICA-issued Trillium Variable Annuity, Form 20067 and any subsequent approved form:
                                 B/D CONCESSION

OWNER'S ISSUE AGE 0-80                                OWNER'S ISSUE AGE 81-85
Option A1:  5% of premium plus .25% on an             Option A2:  2.25% of premium plus .25% annual
annual basis, based on account value of associated    trail, calculated as in Option A1.
premium, .0625% first payable at end of 5th quarter   Option B2:  3% of premium, no trail.
of the associated premium, end of the following       OWNER'S ISSUE AGE 86-90 & ADDITIONAL
quarters thereafter.  Option A1 ONLY, the trail       PREMIUM ON ISSUED POLICIES, OWNER'S
payable will increase to .40% after Surrender         AGE 86-90
Charges are no longer applicable to that premium.     Option A3:  .50% of premium plus .50% annual
Option B1:  6.5% of premium, no trail.                trail, calculated as in Option A1.
Option C:  2% of premium plus .75% annual
trail, calculated as in Option A1.

ADDITIONAL PREMIUM AFTER OWNER'S
ATTAINED AGE 90
Option A4: .50% of premium plus .25% annual trail, as calculated as in Option A1.

SERVICE FEE AT ANNUITIZATION  (Assumes "internal" annuity rates are used.
   Service Fee is only paid on annuitized proceeds that are past any applicable Surrender Charge period.)

   I     3% if payout = or > 10 years, or a life annuity, and the amount is $0 - $1 million;
   II    1.25% on amounts over $1 million with same payout duration as I;
   III   2% if payout = or < 10 years and not a life annuity, and the amount is $0 - $1 million;
   IV    1.25% on amounts over $1 million with same payout duration as III.

CHARGEBACKS: (i) In the event a policy is returned to CLICA pursuant to a "Free Look" provision, the full B/D Concession paid thereon or retained by Selling Firm pursuant to net submission of premium or purchase payment shall be charged back to the Selling Firm. (ii) Should any premium or purchase payment on any policy issued by CLICA be refunded for any reason, Selling Firm shall repay or return B/D Concession received by it with respect to such premium or purchase payment. (iii) If a policy was not issued as a result of failure of Selling Firm to submit to CLICA an application sufficient to satisfy state insurance laws or CLICA's eligibility requirements, then amounts paid to Selling Firm shall be returned or repaid. (iv) If a policy was tendered to CLICA for redemption within 10 business days of the date of activity, then amounts paid to Selling Firm shall be returned or repaid. (v) For full or partial withdrawals from the policies, other than those pursuant to Systematic and/or Free Withdrawals: 100% of all B/D Concession paid to Selling Firm on amount(s) withdrawn within 6 months of such amount(s) being paid to CLICA and 50% of all B/D Concessions paid to Selling Firm on amount(s) withdrawn from 7-12 months of such amount(s) being paid to CLICA, shall be returned or repaid.
(vi) For annuitizations within 6 months of issue, 100% of all B/D Concession paid to Selling Firm will be returned or repaid, offset by an amount from 1.25% to 3%, depending on the amount and duration of payout; and for annuitizations from months 7-12 after issue, 50% of all B/D Concession paid to Selling Firm shall be returned or repaid, offset by an amount from 1.25% to 3%, depending on the amount and duration of payout. For any premium or purchase payment that has been in the Policy for more than 12 months, there shall be no chargeback on B/D Concession.
                                                               (OVER)

To the extent permitted by law, the amount so charged back may, at the option of CLICA, be set off against B/D Concession otherwise due Selling Firm. In addition, such other compensation will be payable as are from time to time agreed by the parties to the foregoing Agreement and which is in accordance with applicable law, and will be added to this schedule.

The rates of concession specified above and any rates of concession otherwise determined by the Company will be subject to change at any time by the Company but no charge will affect the rates of concession in connection with any policy effected herein for which the initial premium was due prior to the effective date of such change. Any such changes of concession will be binding upon the General Agent and/or Broker/Dealer when the Company sends notice thereof in writing to him/her and will take effect from the date specified in such notice.